Exhibit 99.3

Government Regulation

Government authorities at the federal, state, and local level, and in countries outside of the United States, extensively regulate, among other things, the development, testing, manufacture, quality, approval, distribution, labeling, packaging, storage, record keeping, marketing, import/export, and promotion of drugs, biologics, and medical devices, as well as other types of medical products.

Requirements Applicable to Drugs and Biologics in the United States

In the United States, the Food and Drug Administration (FDA) regulates drugs and biologics under the Federal Food, Drug and Cosmetic Act (FDCA), the Public Health Service Act (PHSA), and implementing regulations. Section 505 of the FDCA prohibits the introduction of a new drug into interstate commerce without an FDA approved application for marketing authorization under either section 505(b) or section 505(j). Applications under FDCA section 505 include the new drug application (NDA), the abbreviated new drug application (ANDA) and the “505(b)(2)” application. Section 351 of the PHSA imposes a similar requirement for biological products. Applications under PHSA section 351 include the biologics license application (BLA) and the biosimilar application.

The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local, and foreign statutes and regulations require the expenditure of substantial time and financial resources. Failure to comply with the applicable U.S. requirements at any time during the development process, approval process, or after approval may subject a company to significant sanctions, including refusal to approve pending applications, withdrawal of an approval, clinical holds, warning letters, product recalls, product seizures, injunctions, fines, refusals of government contracts, restitution, disgorgement, or other civil or criminal penalties.

Preapproval Regulation: The process required by FDA before a drug or biologic may be marketed in the United States requires numerous steps, including the following:

•	Completion of pre-clinical laboratory tests, animal studies, and other studies in accordance with current good laboratory practices (cGLPs) or other applicable regulations;

•	Submission to FDA of an investigational new drug application (IND), which must become effective before the product can be tested in humans, and which must contain pre-clinical data, together with manufacturing information, analytical data, and any available clinical data or literature;

•	Performance of adequate and well-controlled clinical trials in humans according to FDA’s current good clinical practices (cGCPs) to establish the safety and efficacy (or safety, purity, and potency in the case of a biologic) of the product for its intended use(s);

•	Submission to FDA of a new drug application (NDA) for a new drug, or a biologics license application (BLA) for a biological product;

•	Satisfactory completion of an FDA inspection of the manufacturing facility or facilities where the product is produced to assess compliance with FDA’s current good manufacturing practices (cGMPs), and to assure that the facilities, methods, and controls are adequate to preserve the drug’s identity, strength, quality and purity; and

•	FDA review and approval of the NDA or BLA.

Before testing new drugs or biologics in humans, the product enters the pre-clinical testing phase. Pre-clinical tests include laboratory evaluations of the product’s chemical and/or biological characteristics, as well as animal studies that assess various aspects of the product candidate’s safety and efficacy. Before commencing clinical trials, the sponsor must submit the results of the pre-clinical tests, together with manufacturing information, analytical data, and any available clinical data or literature, to FDA as part of the IND. The sponsor must also include an initial protocol detailing the first phase of the proposed clinical investigation and must update the IND with subsequent protocols if the clinical program advances beyond early testing. The IND automatically becomes effective 30 days after receipt by FDA unless the FDA imposes a clinical hold within that 30-day time period. If FDA institutes a clinical hold, the sponsor must resolve any and all concerns to FDA’s satisfaction before clinical trials under the IND can begin. The FDA may also impose clinical holds on a product candidate at any time before or during clinical trials due to safety concerns or non-compliance with GCPs or other regulations.

Each clinical protocol must be submitted to the IND for FDA review, and to an Institutional Review Board (IRB) for approval. Protocols detail, among other things, the objectives of the clinical trial, dosing procedures, subject inclusion and exclusion criteria, and the parameters to be used to monitor subject safety. An IRB is charged with protecting the welfare and rights of study participants, giving consideration to whether the risks to individual study participants are minimized and reasonable in relation to anticipated benefits. The IRB also approves the informed consent form that must be provided to each clinical trial subject or his or her legal representative, and must monitor the clinical trial until completed.

Clinical testing of a new drug or biologic generally proceeds in three phases, though in some cases they may overlap and/or be combined:

•	Phase 1. Phase 1 includes the initial introduction of an investigational new drug or biologic in humans with the targeted disease or healthy volunteers. These studies are designed to evaluate the safety, dosage tolerance, and other characteristics of the investigational product, and if possible, to gain initial evidence of efficacy. Phase 1 trials typically include 20 to 80 participants.

•	Phase 2. Phase 2 testing includes clinical trials designed to evaluate the effectiveness of the investigational product for a particular indication(s) in patients with the targeted disease, to determine optimal dosage, and to identify possible adverse side effects. Phase 2 clinical trials are typically conducted in a small patient population, usually involving no more than several hundred participants.

•	Phase 3. Phase 3 clinical trials are conducted in an expanded patient population and are typically conducted at geographically dispersed sites. They are intended to further evaluate dosage, clinical effectiveness, and safety, as well as to establish the overall benefit-risk ratio of the product, and to provide the primary basis for approval. Phase 3 clinical trials usually involve several hundred to several thousand participants.

Sponsors must submit progress reports at least annually to FDA, detailing the results of the clinical trials. The sponsor must also submit written IND safety reports to FDA and to the investigators describing serious and unexpected adverse events or any finding from tests in laboratory animals that suggests a significant risk for human subjects. FDA, the sponsor, or the sponsor’s data safety monitoring board may suspend or terminate a clinical trial at any time on various grounds, including a finding that the research subjects or patients are being exposed to unacceptable health risks. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements, or if the drug or biologic has been associated with unexpected serious harm to patients. Additionally, sponsors of clinical trials, except Phase 1 trials, are required to submit certain registry and results information for inclusion in a publicly available registry data bank.

U.S. Review and Approval Process: The results of pre-clinical studies and clinical trials, along with descriptions of the manufacturing process, analytical tests conducted on the product, proposed labeling, and other relevant information are submitted to FDA as part of an NDA or BLA requesting approval to market the product. The submission of an NDA or BLA is typically subject to the payment of substantial user fees. In addition, under the Pediatric Research Equity Act of 2003, or PREA, an NDA or BLA must contain data to assess the safety and effectiveness of the drug or biologic for the claimed indications in all relevant pediatric subpopulations and to support dosing and administration for each pediatric subpopulation for which the product is safe and effective. FDA may grant deferrals for submission of data or full or partial waivers.

FDA reviews all NDAs and BLAs submitted to ensure that they are sufficiently complete for substantive review before accepting them for filing. FDA may request additional information rather than accept an application for filing. Once an application is accepted for filing, FDA begins an in-depth substantive review to determine, among other things, whether a drug is safe and effective (or, for biologics, whether the product is safe, pure, and potent) for its intended use(s) and whether the manufacturing controls are adequate to assure and preserve the product’s identity, strength, quality, and purity. Before approving an application, FDA typically inspects the facility where the product is manufactured in order to ensure compliance with cGMPs. FDA will also determine whether a risk evaluation and mitigation strategy, or REMS, is necessary to assure the safe use of the product. If the FDA concludes that a REMS is necessary, the applicant must submit a proposed REMS. The FDA will not approve a marketing application without a REMS, if required.

FDA may refer an application to an Advisory Committee for a recommendation as to whether the application should be approved. An Advisory Committee is a panel of experts who provide advice and recommendations to the agency. FDA is not required to follow an Advisory Committee’s recommendations.

The development and approval process is lengthy and resource-intensive. Ultimately, FDA may refuse to allow a clinical program to begin, terminate a clinical development program, require submission of additional pre-clinical or clinical data, and/or refuse to approve an application for numerous reasons. Even if an applicant submits all of the data requested by FDA, the agency may ultimately decide that the application does not satisfy the criteria for approval. In addition, even if a product is approved, the scope of the approval may be significantly limited in terms of patient populations, indications, other conditions of use, and/or restrictions on distribution and use (e.g., through a REMS). FDA could also require significant contraindications, warnings, or precautions be included in the product labeling.

Patent term restoration and exclusivity. Under the Drug Price Competition and Patent Term Restoration Act of 1984, commonly referred to as the Hatch-Waxman Act, certain U.S. patents are eligible for a limited patent term extension of up to five years in order to compensate the sponsor of a new drug or biologic for patent term lost during product testing and FDA review. Only one patent per drug or biologic is eligible for the extension.

Also under Hatch-Waxman, drugs that are new chemicals entities (NCEs) are eligible for a five-year data exclusivity period. During this period, FDA may not accept for review an abbreviated new drug application (ANDA) or a 505(b)(2) application submitted by another company that relies on any of the data submitted by the innovator company. However, an application may be submitted after four years if it contains a certification of patent invalidity or non-infringement to one of the patents listed with the FDA by the innovator NDA holder. Hatch-Waxman also provides three years of data exclusivity for an NDA, 505(b)(2) application, or NDA supplement that is not an NCE if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed essential to approval. During this period, FDA will not approve an application filed by a third party for the protected conditions of use that relies on any of the data that was submitted by the innovator company. Neither exclusivity period blocks the approval of full applications submitted to FDA that do not rely on the pioneer’s data.

The Biologics Price Competition and Innovation Act of 2009 (BPCIA) created a 12-year exclusivity period for innovator biologics. FDA therefore cannot approve a biosimilar application relying on a specific reference product until 12 years after the reference product is first licensed. BLA supplements are not eligible for any additional exclusivity. In addition, a BLA is not entitled to the 12-year exclusivity period if it is a subsequent application filed by the same manufacturer or sponsor as an earlier application (or a licensor, predecessor in interest, or other related entity), if the subsequent application relates to: (1) a change (not including a modification to the structure of the biological product) that results in a new indication, route of administration, dosing schedule, dosage form, delivery system, delivery device, or strength, or (2) a modification to the structure of the biological product that does not result in a change in safety, purity, or potency. FDA has yet to define the key terms in this exclusivity provision, so the robustness of exclusivity for biologics is somewhat uncertain.

Under the Orphan Drug Act, special incentives exist for companies to develop products for diseases or conditions that affect fewer than 200,000 people in the United States. Products designated as orphan drugs are eligible for special incentives. Companies must submit their request that the FDA grant a drug orphan designation prior to submission of an NDA or

BLA for that product. If a product that has orphan drug designation is the first to subsequently receive FDA approval for the disease for which it has such designation, the product is entitled to orphan drug exclusivity. Orphan drug exclusivity prevents FDA approval of applications by others for the same drug for the designated orphan disease or condition for a period of seven years. Orphan drug exclusivity does not prevent FDA from approving a different drug for the same disease or condition, or the same drug for a different disease or condition. In addition, FDA may approve a subsequent application from another entity for the same drug for the same orphan disease or condition if the FDA determines that the subsequent product is clinically superior, or that the holder of the orphan drug exclusivity cannot assure the availability of sufficient quantities of the drug to meet the public’s need.

Postapproval requirements. Any FDA-approved drug or biologic is subject to continuing regulation by FDA. Post-approval requirements include, among other things, record keeping and reporting requirements, packaging requirements, requirements for reporting of adverse drug experiences, import/export controls, restrictions on advertising and promotion, and cGMP requirements. FDA strictly regulates labeling, advertising, and promotion of drugs and biologics. Such products may be promoted only for the FDA-approved indications and in accordance with the provisions of the FDA-approved label. FDA periodically inspects manufacturing facilities to ensure that the product is being manufactured in accordance with cGMPs and the specifications outlined in the NDA or BLA. Manufacturing facilities must be registered with FDA, and companies must list all of the drugs and biologics they manufacture with FDA. As a condition of approval, FDA could also impose a Phase 4 study or trial to further assess the benefit/risk profile of the product, which could require the expenditure of significant time and resources. Postmarket data may cause the agency to seek significant changes in the labeling for the product including new warnings or a REMS. Even if it does not impose a Phase 4 study or trial on a sponsor, FDA may withdraw approval for the product if it determines that the benefits of the product no longer outweigh the risks.

Many states also regulate the manufacture and distribution of drugs and biologics and require companies to register in order to manufacture or distribute products in the state. Failure to comply with these federal and state requirements could subject a company to significant sanctions, including withdrawal of an approval, warning letters, product recalls, product seizures, injunctions, fines, refusals of government contracts, or civil or criminal penalties.

Requirements Applicable to Medical Devices in the United States

FDA regulates, among other things, the development, testing, manufacturing, labeling, marketing, and distribution of medical devices. The level of regulation applied by FDA generally depends on the class into which the medical device falls: Class I, II, or III. Class I medical devices present the lowest risk, and Class III medical devices present the highest risk. In general, the higher class of device, the greater the degree of regulatory control. All devices, for example, are subject to “General Controls,” which include:

•	Establishment registration by manufacturers, distributors, re-packagers, and re-labelers;

•	Device listing with FDA;

•	Good manufacturing practices;

•	Labeling regulations; and

•	Reporting of adverse events.

Class II medical devices are subject to General Controls, but also Special Controls, including special labeling requirements, mandatory performance standards, additional postmarket surveillance, and specific FDA guidance.

Most Class I devices are exempt from FDA premarket review or approval. With some exceptions, Class II devices may be marketed only if FDA “clears” the medical device through the 510(k) process, which requires a company to show that the device is “substantially equivalent” to certain devices already on the market. Again with some exceptions, Class III devices are approved through a premarket approval application, or PMA, which generally requires an applicant to submit data from clinical trials that establish the safety and effectiveness of the device. Clinical data is sometimes required for a 510(k) application as well. Manufacturers conducting clinical trials with medical devices are subject to similar requirements as those conducting clinical trials with drugs or biologics. For example, a manufacturer must obtain an investigational device exemption, or IDE to test a device in humans, must comply with GCPs (which for devices are called Quality System Regulations, or QSRs), and must obtain IRB approval.

FDA has broad post-market regulatory and enforcement powers with respect to medical devices, similar to those for drugs and biologics. For example, medical devices are subject to detailed manufacturing standards under FDA’s Quality System Regulations and specific rules regarding labeling and promotion. Medical device manufacturers must also register their establishments and list their products with FDA.

States also impose regulatory requirements on medical device manufacturers and distributors, including registration and record-keeping requirements. Failure to comply with the applicable federal and state medical device requirements could result in, among other things, refusal to approve or clear pending applications, withdrawal of an approval or clearance, warning letters, product recalls, product seizures, total or partial suspension of production, fines, refusals of government contracts, restitution, disgorgement, or other civil or criminal penalties.

Other U.S. Healthcare Laws and Compliance Regulations

In the U.S., our activities are subject to regulation by various federal, state, and local authorities in addition to the FDA, including the Centers for Medicare & Medicaid Services (CMS), other divisions of the U.S. Department of Health and Human Services (e.g., the Office of Inspector General), and the U.S. Department of Justice and individual U.S. Attorney offices within the Department of Justice, as well as state and local governments. For example, sales and marketing activities as well as scientific/educational grant programs and other interactions with health care providers must comply with the anti-fraud and abuse provisions of the Social

Security Act, the False Claims Act, the privacy provisions of the Health Insurance Portability and Accountability Act, or HIPAA, and similar state laws, each as amended. Pricing and rebate programs must comply with the Medicaid rebate requirements of the Omnibus Budget Reconciliation Act of 1990 and the Veterans Health Care Act of 1992, each as amended. If products are made available to authorized users of the Federal Supply Schedule of the General Services Administration, additional laws and requirements may apply.

Under the Veterans Health Care Act, or VHCA, companies are required to offer innovator drugs and biological products at reduced price to a number of federal agencies, including the U.S. Department of Veterans Affairs and the U.S. Department of Defense, the Public Health Service, and certain private Public Health Service-designated entities in order to participate in other federal funding programs including Medicare and Medicaid. Participation under the VHCA requires submission of pricing data and calculation of discounts and rebates pursuant to complex statutory formulas, as well as the entry into government procurement contracts governed by the Federal Acquisition Regulations. In addition, legislative changes require that VHCA discounted prices be offered via a rebate system for products distributed to retail pharmacies dispensed to TRICARE beneficiaries. Participation under the VHCA requires submission of pricing data and calculation of discounts and rebates pursuant to complex statutory formulas, as well as the entry into government procurement contracts governed by the Federal Acquisition Regulations. In order for a manufacturer’s outpatient drug and biological products to be covered under Medicaid, the manufacturer must enter into a rebate agreement with CMS, which requires the payment of substantial rebates to state Medicaid programs and the reporting of certain pricing information to CMS on a monthly and quarterly basis. For drugs that are covered under Medicare Part B, the manufacturer must report average sales price (ASP) to CMS on a quarterly basis. Failure to report this information in a timely and accurate manner can lead to substantial civil and criminal penalties and to liability under the False Claims Act. In order for a manufacturer’s products to be covered under Medicare Part D, the manufacturer must enter into a Medicare Coverage Gap Discount Agreement, which requires the manufacturer to reimburse a Part D plan for 50% of the negotiated price of any prescription for one of its products dispensed to a Medicare beneficiary in the Part D coverage gap or “donut hole.”

The Affordable Care Act includes new reporting and disclosure requirements for pharmaceutical and device manufacturers with regard to payments or other transfers of value made to health care providers. The first report, covering August to December 2013, is due in March 2014. Reports submitted under these new requirements will be placed on a public database. If we fail to provide these reports, or if the reports we provide are not accurate, we could be subject to significant penalties.

We are subject to strict regulation by federal and state laws pertaining to healthcare fraud and abuse, including anti-kickback laws, physician self-referral laws, false claims laws, and others. The federal Anti-Kickback Statute, for example, prohibits persons from soliciting, offering, receiving, or providing remuneration to induce the purchase or recommendation of an item or service reimbursable under a federal healthcare program, such as Medicare or Medicaid. The federal False Claims Act prohibits presenting claims that seek payment from Medicare, Medicaid, or other federal government payors that are false or fraudulent.

In order to distribute products commercially, we must comply with state laws that require the registration of manufacturers and wholesale distributors of pharmaceutical and biological products in a state. In certain states, this includes manufacturers and distributors who ship products into the state even if such manufacturers or distributors have no place of business within the state. Several states have enacted legislation requiring pharmaceutical companies to establish marketing compliance programs, file periodic reports with the state, make periodic public disclosures on sales, marketing, pricing, clinical trials, and other activities, or register their sales representatives. Many of these laws also prohibit certain sales and marketing practices. In addition, all of our activities are potentially subject to federal and state consumer protection and unfair competition laws.

In addition to those laws and regulations described above, other federal and state laws that could affect our operations include:

•	The U.S. Foreign Corrupt Practices Act, or FCPA, which prohibits companies from making certain improper payments to foreign officials, and which requires companies to maintain certain record keeping procedures;

•	State and federal laws governing human subject research and animal testing;

•	Occupational Safety and Health (OSHA) requirements; and

•	State and local laws and regulations on the handling and disposal of medical waste.

Foreign Regulatory Requirements

In addition to laws and regulations in the U.S., we will be subject to a variety of foreign laws and regulations governing clinical trials and commercial sales and distribution of our products to the extent we choose to sell those products outside of the U.S. Whether or not we obtain FDA approval for a product, we must obtain approval of a product by the comparable regulatory authorities of foreign countries before we can commence clinical trials or marketing of the product in those countries. The approval process varies from country to country and the time may be longer or shorter than that required to obtain FDA approval. The requirements governing other aspects of drug, biologic, and medical device development, testing, licensing, manufacturing, sales and marketing, distribution, pricing and reimbursement vary greatly from country to country.

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